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                              CONSULTING AGREEMENT


     Agreement made and entered into as of the 9th day of December, 1996, by and between Computer Marketplace, Inc., a Delaware corporation having offices at 1490 Railroad Street, Corona, CA 91720 (the "Company"), and Victoria Holdings, Inc., a Delaware corporation and an affiliate of Biltmore Securities, Inc., a Florida corporation having offices at 6700 North Andrews Avenue, Fort Lauderdale, Florida 33309 (the "Consultant").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to secure the services of the Consultant to provide assistance with respect to corporate finance and evaluations of possible business partners, and the Consultant desires to provide such services to the Company, subject to and in accordance with the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

1. Retention.

     The Company hereby retains the Consultant and the Consultant hereby accepts such retention by Company, for the period and upon the terms and conditions set forth in this Agreement.

1. Duties.

     (a) The Consultant shall serve the Company generally as a consultant to assist the Company with regard to corporate finance, evaluations of possible business partners and such other matters relating to the Company as may be requested by the Company from time to time. The Consultant will seek to find business partners suitable for the Company and assist in the structuring, negotiating and financing of such transactions.

     (b) Throughout the Term (as hereinafter defined in Paragraph 3), the Consultant shall devote its best efforts to the performance of its duties hereunder in a manner which will faithfully and

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diligently further the business interests of the Company. It is anticipated that over the Term the Consultant will devote such time to the performance of its duties hereunder as is reasonably requested by the Company from time to time.

1. Term.

     This Agreement shall be in effect for a term (the "Term") of three (3) years commencing as of the date hereof and terminating on the third anniversary of such date. Thereafter, this Agreement may be extended by mutual agreement of the parties.

1. Compensation.

     (a) Future Services. As compensation for services to be rendered by the Consultant during the Term, the Company is issuing simultaneously with the execution and delivery of this Agreement options (the "Options") to purchase
6,000,000 shares (or 1,000,000 shares of Common Stock following the 1-for- 6 reverse stock split proposed by the Company) (the "Options Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), for an exercise price of $.167 per share (or $1.00 per share after giving effect to the proposed 1-for-6 reverse stock split). The Options will be exercisable for a period commencing upon the consummation by the Company and/or its affiliates of a financing providing gross proceeds to the Company of approximately $1,000,000 (the "Financing") and terminating on the fifth anniversary of the date hereof; provided, that if the Financing has not occurred by January 27, 1997, the Options shall terminate. The Options will be issued pursuant to an option agreement substantially in the form annexed hereto as Exhibit A.


     (b) Corporate Finance Transactions. In the event that during the Term the Company consummates (i) the acquisition of one or more businesses introduced to the Company by the Consultant which in the aggregate have net assets of not less than $2,500,000 or (ii) the divestiture of assets outside the ordinary course of business, or the sale of a majority of the Company's capital

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stock  outside the ordinary  course of business,  by merger or  otherwise,  to a purchaser introduced to the Company by the Consultant resulting in net proceeds to the Company of not less than $2,000,000 in cash or stock (collectively, an "Introduced Acquisition"), then the Consultant shall be entitled to receive 1,000,000 shares of Common Stock simultaneously with the closing of such transaction (the "Shares"), such number of shares shall be subject to customary anti-dilution protection in the event of stock splits or other reclassification or reorganization.

     (c) Registration of Options Shares and Shares. The Company agrees to grant registration rights to the Consultant with respect to the Options Shares and Shares in accordance with the registration rights provisions attached as Exhibit B to this Agreement which are incorporated herein and made a part hereof.

5. Reimbursement for Out-of-Pocket Expenses. The Company shall reimburse the Consultant for all reasonable expenses incurred during the Term which are directly related to the performance of its services hereunder, provided that such expenses have been previously authorized in writing by an executive officer of the Company. The Consultant shall be reimbursed at such times and with such frequency as is the custom of the Company with regard to reimbursement of employees for expenses. For such purposes, the Consultant shall submit to the

Company periodic reports of such expenses, including a statement of the related services performed by the Consultant to which such expenses relate.

6. Authority to Bind the Company. Nothing herein shall imply that the Consultant is either an employee or agent of the Company, except to such an extent as might be agreed upon in writing for a specified purpose. Except as expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

7. Company Property. All advertising, sales, marketing and other materials or articles or information, including without limitation data processing reports, sales analyses, invoices, price lists

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or  information,  or any other  materials  or data of any kind  furnished to the
Consultant by the Company or developed by the Consultant for the Company at the Company's direction or for the Company's use or otherwise in connection with the Consultant's services hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or after the Term, the Consultant shall immediately deliver the same to Company.

8. Non-Competition, Trade Secrets.

     (a) During the Term and as long as this Agreement is in effect and for a period of two (2) years thereafter, the Consultant shall not directly or indirectly induce or attempt to influence any employee of the Company to terminate his employment with the Company or solicit or divert any business or customer or supplier from the Company.

     (b) During the Term and at all times thereafter, the Consultant shall not use for its benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Paragraph 7 above or any information regarding the business methods, business policies, procedures, techniques, trade secrets, or other knowledge or processes of or developed by the Company or any names and addresses of the Company's customers or clients or any data on or relating to past, present or prospective customers or clients of the Company or any other confidential information relating to or dealing with the business operations or activities of the Company, made known to the Consultant or learned or acquired by the Consultant while retained by the Company, provided that this provision shall not be construed to restrict the use or disclosure of any information which (i) is generally publicly known at the time of its disclosure to, or use by, the Consultant or (ii) is lawfully received by the Consultant from a third party not bound in a confidential relationship to the Company or any subsidiary or affiliate thereof..

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     (c) Any and all writings, inventions,  improvements,  processes, procedures and/or techniques which the Consultant may make, conceive, discover or develop, either solely or jointly with any person or person, at any time during the Term, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful
in  connection  with  any  business  now  or  hereafter   carried  on  including
developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company. The Consultant shall promptly make full disclosure to the Company of all such writings, inventions, improvements, processes, procedures and techniques and otherwise aid and assist the Company so that the Company can prepare and present applications for copyright or letters of patents therefor, can secure such copyright or letters of patent wherever possible, as well as reissues, renewals, and extension thereof, and can obtain the record title to such copyright or patents so that the Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. The Consultant shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

     (d) The Consultant acknowledges that the restrictions contained in the foregoing subparagraphs (a), (b) and (c), in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company and that any violation thereof would result in irreparable injuries to the Company, and the Consultant therefore acknowledges that, in the event of its violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.


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     (e) If the period of time or the area specified in  subparagraph  (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such areas and for such time as adjudged to be reasonable. If the
Consultant  violates  any  of  the  restrictions   contained  in  the  foregoing
subparagraph (a), the restrictive period shall not run in favor of the Consultant from the time of the commencement of any such violation until such time as such violation shall be cured by the Consultant to the satisfaction of the Company.

9. Indulgences. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

10. Assignment. Neither party may assign its rights or obligations under the Agreement without the written consent of the other party.

11. Termination. Either party may, upon 30 days prior written notice to the other, terminate this Agreement; provided however, that in the event that the Company consummates an Introduced Acquisition within eighteen (18) months following termination, then the Consultant shall be entitled to receive the Shares.

12. Notice. All notices, requests, demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given, made and received when personally delivered, three (3) days after deposited in the United States mails, certified mail

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return  receipt  requested,  or one (1) day after sent by a reputable  overnight courier service, addressed as set forth below:

        (i)   If to the Company:

              Computer Marketplace, Inc.
              1490 Railroad Street
              Corona, California  91720
              Attn:Wayne Kiley, President

        (ii)  If to the Consultant:

              Victoria Holdings, Inc.
              c/o Biltmore Securities, Inc.
              6700 North Andrews Avenue
              Suite 5500
              Fort Lauderdale, FL  33309
              Attn:  Elliot Loewenstern, President


13.  Controlling  Law.  This  Agreement  shall be governed by and  construed  in
accordance  with  the  laws  of  the  State  of  Florida,   notwithstanding  any
conflict-of-law doctrine of such state or jurisdiction to the contrary.

14. Entire Agreement. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in a writing signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties.

15. Execution and Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will be considered one and the same Agreement.

16. Arbitration. Any dispute, controversy or claim arising out of or in connection with this Settlement Agreement shall be determined and settled by arbitration in the County of Broward, State of Florida conducted by the American Arbitration Association in accordance with its then existing rules, regulations, practices and procedures. The arbitration proceedings shall be conducted before


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a single neutral  arbitrator  selected by the Association in accordance with its then existing rules, regulations, practices and procedures. Any decision rendered by the arbitrator shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by the judgement and order of the court of proper jurisdiction in the State of Florida for Broward County and the parties hereto hereby waive any objection to such jurisdiction or venue in any such proceeding commenced in such court. In any proceeding between the parties hereto arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable legal fees and expenses from the losing party.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


                                     COMPUTER MARKETPLACE, INC.


                                      By: /s/ L. Wayne Kiley
                                          --------------------------
                                             Name: L. Wayne Kiley
                                             Title: President and
                                             Chief Executive Officer


                                      VICTORIA HLDINGS, INC.


                                      By: /s/ Elliot Loewenstern
                                          ---------------------------
                                             Name: Elliot Loewenstern
                                             Title: President

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